CONSULTING AGREEMENT

This Agreement is made as of January 1, 1999 by and between Nu Skin International, Inc., a Utah corporation ("Company"), having its principal place of business at 75 West Center Street, Provo, Utah 84601 and Max L. Pinegar ("Consultant"), having an address at 1675 North 200 West, Orem, Utah 84057. Company and Consultant are sometimes hereinafter referred to as "Party" or "Parties."

                                    RECITALS

A. Company is engaged in the business or marketing and selling nutritional and personal care products; and

B.   Consultant is in the business of corporate consulting.

C. Consultant and Company desire to enter into this Agreement subject to the terms and conditions contained herein.

                                    AGREEMENT

Now therefore, in consideration of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1    TERM

     1.1 This Agreement will commence on January 1, 1999 and will remain in effect until either Party terminates this Agreement by giving the other Party thirty (30) days prior written notice.

2    CONSULTING SERVICES

     2.1 Company hereby retains Consultant and Consultant hereby agrees to consult with Company regarding general corporate matters.

     2.2 Consultant shall report to a member of senior management ("Company Representative") designated by the President of the Company.

     2.3 Consultant shall use those efforts which a skilled, competent, experienced and prudent professional would use to perform and complete the requirements of this Agreement in a timely manner conforming to the standard and quality generally accepted within the profession throughout his industry. In addition, Consultant will supply and use all his own tools, materials and supplies, as well as hire, train, and pay any necessary assistants to complete the Project.

     2.4 The Company and the Consultant agree that the Consultant will provide 15 days of service per calendar quarter (an average of 5 days per month), the types of services to be performed will be agreed upon between the Company and Consultant.

     2.5 The Company and the Consultant agree to meet at the beginning of each quarter to review the services rendered during the previous quarter and to identify services to be rendered during the following quarter.

3    MANNER OF PAYMENT

     3.1 Consultant will be paid an annual retainer of Twenty Four Thousand and No/100 Dollars ($24,000.00), due and payable by January 31 of each year so long as this Agreement shall remain in effect. Consultant shall submit an invoice for such retainer no later than January 10 of each year.


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     3.2  In  addition,  Consultant  will be paid the sum of Three  Thousand and
          No/100 Dollars ($3,000.00) per month for his efforts pursuant to this Agreement. Payment shall be made within thirty (30) days of receipt of Consultant's invoice.

4    INDEPENDENT CONTRACTOR

     4.1 Both Company and Consultant agree that Consultant is an independent contractor. Accordingly, Consultant shall be responsible for payment of all his own taxes including federal, state and local taxes arising out of his activities in accordance with this Agreement, including federal and state income tax, social security tax, unemployment insurance taxes, and any other taxes or business license fees as may be required.

5    NONDISCLOSURE

     5.1 Consultant agrees that, except as directed by the Company, Consultant will not at any time, during or after the term of this Agreement, use or disclose any "Confidential Information" or any other information designated as confidential or proprietary by the Company to any person whatsoever, or, except as authorized in writing by the Company, permit any person whatsoever to examine or make copies of any reports or any documents prepared by or that come into Consultant's possession or control by reason of services hereunder or otherwise. Confidential information shall include any formula(e), revisions of formula(e), processes and methods as well as business plans, financial data, product development plans, marketing plans and strategies, distributor lists, manufacturing techniques and methods, research data and similar information of Company's that are valuable, special unique and proprietary assets of Company.

     5.2 The obligations set forth 5.1 of this Agreement shall not apply to any information that Consultant (i) already possess without obligation of confidentiality; (ii) develops independently, or (iii) rightfully receives without obligation of confidentiality from a third Party. No obligation of confidentiality applies to any Confidential Information that is, or becomes, publicly available without breach of this Agreement.

     5.3 Consultant hereby acknowledges that unauthorized disclosure or use of Confidential Information will cause substantial and irreparable injury to Company, that money damages will not adequately compensate for such injury and that Company, therefore, is entitled to immediate injunctive and other equitable relief for breach of obligations of confidentiality as set forth in this Agreement.

     5.4 Consultant will, upon termination or expiration of this Agreement, return to the Company all Confidential Information or information or data related directly or indirectly thereto, including any copies or reproductions thereof, in Consultant's possession or control.

6    CONFLICT OF INTEREST

     6.1 Consultant hereby discloses all activities or interests that suggest a potential conflict with the best interest of Company. Exhibit A, attached hereto and incorporated herein by this reference, is a list of Consultant's interests which might conflict with or appear to conflict with his responsibilities to Company.

7    WORKPRODUCT

     7.1  The  Company  will  own  the  rights  to all  workproduct,  processes,
          studies,  flow  charts,  diagrams,   devices,  programs,   inventions,
          original  works  of  authorship,  and  other  tangible


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          or intangible material developed by Consultant as a result of services hereunder during the term hereof. Any workproduct generated by Consultant will be deemed a work made for hire. If any of such workproduct will be deemed other than a work made for hire, Consultant hereby agrees to execute and deliver such documents and instruments as Company may deem necessary or appropriate to transfer to the Company any right, title, or interest, including copyrights, Consultants has in any such work.

8    GENERAL

     8.1 Company may assign this Agreement without limitation, however Consultant may not assign this Agreement without Company's prior written consent. The failure of either Party to insist upon the performance of any term or condition of this Agreement or to exercise any right hereunder on one or more occasions shall not constitute a waiver or relinquishment of its right to demand future performance of such term or condition, or to exercise such right in the future. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included. All notices and other communications required or permitted to be given under this Agreement shall be transmitted in writing to the address first listed by Certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, by electronic mail, or by facsimile. The laws of the State of Utah shall govern this Agreement. This Agreement embodies the entire agreement between the Parties. No changes, modifications or amendments to any terms and conditions in this Agreement are valid or binding unless agreed to by the Parties in writing by their authorized representatives.

In witness whereof, the Parties to this Agreement have caused it to be executed on the date first above written.

This agreement is executed as of the date above written.

NU SKIN INTERNATIONAL, INC.

/s/ M. Truman Hunt
By:  M. Truman Hunt
Its:  Vice President


CONSULTANT

/s/ Max L. Pinegar
Max L. Pinegar


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                   EXHIBIT A - POSSIBLE CONFLICTS OF INTEREST

The Consultant has served in the past as a member or the Board of Directors and will now serve as an outside member of the Board of Directors.

If  any  additional   "Conflict  of  Interest"  develops  the  Consultant  shall immediately report such conflict to the Company.